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EXHIBIT 10.22

ESG RE Limited
2000 RESTRICTED STOCK PLAN

Approved by the Board of Directors February 25, 2000

ESG RE LIMITED
2000 RESTRICTED STOCK PLAN

        The purpose of this ESG Re Limited 2000 Restricted Stock Plan is to promote the interests of ESG Re Limited, a Bermuda company (the "Company"), and its shareholders by (i) attracting and retaining exceptional officers and other employees of the Company and its Subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

        1.    Definitions.

        Whenever used herein, the following terms shall have the meanings set forth below:

  "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant entity in which the Company has a significant equity interest, in either case as determined by the Committee.

  "Award Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Grantee of Restricted Stock as provided in Section 2.

  "Board" means the Board of Directors of the Company.

  "Cause" means, unless otherwise provided in the Grantee's Award Agreement, the occurrence of one of the following:

            (i)  the commission by the Grantee of an act of deliberately criminal or fraudulent misconduct in the line of duty to the Company or any of its Subsidiaries (including but not limited to, fraud, misappropriation, embezzlement or the willful violation of any material law, rule, regulation, or cease and desist order applicable to the Grantee, the Company or any of its Subsidiaries), or a deliberate, willful breach of fiduciary duty owed by the Grantee to the Company or any of its Subsidiaries;

          (ii)  intentional, continued failure by the Grantee to perform stated duties (including but not limited to chronic absenteeism), gross negligence, or gross incompetence in the performance of stated duties; or

          (iii)  the Grantee's removal from his or her office with the Company pursuant to an effective order under Section 8(e) of the Federal Deposit Insurance Act, as amended.

        "Change of Control" means:

            (i)  any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and, with respect to any particular Grantee, the Grantee and any "group" (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of either (A) the combined voting power of the Company's then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

          (ii)  any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

          (iii)  there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

          (iv)  the members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" shall mean the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan which Committee shall consist of two or more Directors. It is intended that the Directors appointed to serve on the Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) to the extent such are applicable to the Company and the Plan; however, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Grant made by the Committee which Grant is otherwise validly made under the Plan.

  "Common Stock" means the Company's common stock, par value $1.00 per share, either currently existing or authorized hereafter.

        "Company" shall mean ESG RE Limited, together with any successor thereto.

  "Disability" means, unless otherwise provided by the Committee in the Grantee's Award Agreement, a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

        "Director" means a non-employee director of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to the Shares, as of any date, (i) the average closing bid prices of the Shares for the past ten consecutive trading days on the Nasdaq National Market if the Shares are approved for quotation on such system or, if not so approved, the mean between the closing sales price of the Shares for the past ten consecutive trading days on the national exchange or over-the-counter market on which the Shares are principally trading on such dates or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

        "Grant" means a grant of Restricted Stock hereunder.

  "Grantee" means an officer or employee of the Company to whom Restricted Stock is granted.

  "Plan" means the Company's 2000 Restricted Stock Plan, as set forth herein and as the same may from time to time be amended.

        "Restricted Stock" means Shares that are subject to restrictions hereunder.

  "Retirement" means the Termination of Service of a Grantee with the Company under circumstances which would entitle an employee of the Company to an immediate pension under one of the Company's approved retirement plans or retirement as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shares" means shares of Common Stock of the Company.

  "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

        2.    Administration of Plan

        (a)  The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Grantees; (ii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, the Grant; (iii) determine the terms and conditions of any Grant; (iv) determine whether, to what extent, and under what circumstances a Grant may be canceled, forfeited, or suspended; (v) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Grant made under, the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

        (b)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Grant shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Grantee, any holder or beneficiary of any Grant, and any shareholder.

        (c)  Each Grant hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Grantee and shall specify the terms and conditions of the Grant and any rules applicable thereto, including, but not limited to, the effect on such Grant of the death, Disability, termination or Retirement of employment of a Grantee, or a Change of Control of the Company and the effect, if any, of such other events as many be determined by the Committee.

        (d)  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

        3.    Eligibility

        Any officer or other employee of the Company or any of its Subsidiaries (including any prospective officer or key employee) shall be eligible to be designated a Grantee. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee.

        4.    Number of Shares Subject to the Plan

        Subject to adjustments pursuant to Section 9, no more than an aggregate of 2,000,000 Shares may be the subject of Grants. Shares of Restricted Stock that are forfeited may be the subject of the grant of further Grants. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares.

        5.    Certain Terms of Grants.

        (a)  Each Grantee shall be issued a stock certificate in respect of any Grant under the Plan. Such certificate shall be registered in the name of the Grantee. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

    The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ESG RE Limited 2000 Restricted Stock Plan and an Agreement entered into between the registered owner and ESG RE Limited. Copies of such Plan and Agreement are on file in the offices of ESG RE Limited, Skandia International House, 16 Church Street, Hamilton, HM 11 Bermuda.

        (b)  The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Grant, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement. The Committee may provide that the Grantee pay to the Company a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company).

        (c)  Restrictions and Conditions. Unless otherwise provided by the Committee, the Shares of Restricted Stock granted pursuant to the Plan shall be subject to the following restrictions and conditions:

            (i)  Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapse, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock granted under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement.

          (ii)  Except as provided in the foregoing clause (i), the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

          (iii)  Subject to the provisions of the Award Agreement, if the Grantee's employment is terminated during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

        6.    Tax Withholding.

        The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at the time of vesting of any Restricted Stock (or other income recognition event, such as election under Section 83(b) of the Code) the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the vesting (or other such event). Upon vesting (or such other event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the release of any restrictions as may otherwise be provided hereunder, and the failure of the Grantee to satisfy such requirements with respect to the vesting of Restricted Stock (or other income recognition event) shall cause the applicable Restricted Stock to be forfeited.

        7.    Regulations and Approvals.

        (a)  The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to restricted stock.

        (b)  Each Grant is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares of Restricted Stock or other Shares, no payment shall be made or Shares issued or Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

        (c)  In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition, and, without limiting Section 5(a), may provide for a legending of such Shares to that effect.

        8.    Termination; Amendments.

        (a)  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Grantee or any holder or beneficiary of any Grant theretofore granted shall not to that extent be effective without the consent of the affected Grantee, holder or beneficiary.

        (b)  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Grant theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Grantee or any holder or beneficiary or any Grant theretofore granted shall not to that extent be effective without the consent of the affected Grantee, holder or beneficiary.

        9.    Changes in Capital Structure.

        (a)  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the potential benefits intended to be made available under the Plan, then the Committee may adjust the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan.

        (b)  Any Shares or other securities distributed to a Grantee with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 5, including depositing the certificates therefor with ESG RE Limited together with a stock power and bearing a legend as provided in Section 5(b).

        (c)  If the Company shall be consolidated or merged with another corporation, each Grantee who has received Shares of Restricted Stock that is then subject to restrictions imposed by Section 5 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Shares of Restricted Stock in a manner consistent with Section 5(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 5(c), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5(a).

        10.    General Provisions

        (a)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (b)  No Right to Employment. The Grant shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Grantee from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (c)  GOVERNING LAW. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN AND ANY AWARD AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF BERMUDA.

        (d)  Severability. If any provision of the Plan or any Grant is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Grant, or would disqualify the Plan or any Grant under any law deemed applicable by the Committee, such provision shall be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Grant, such provision shall be stricken as to such jurisdiction, Person or Grant and the remainder of the Plan and any such Grant remain in full force and effect.

        (e)  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under a Grant if, acting in its sole discretion and in accordance with the By-laws of the Company, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or the Company By-laws or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Grantee, other holder or beneficiary in connection with a Grant shall be promptly refunded to the relevant Grantee, holder or beneficiary.

        (f)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        11.    Term of the Plan

        (a)  Effective Date. The Plan shall be effective as of the date of its approval by the Board.

        (b)  Expiration Date. No Grant shall be granted under the Plan after 10 years from the Effective Date of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Grant hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Grant or to waive any conditions or rights under any such Grant shall, continue after such date.

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